UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2014

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(918) 573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated January 9, 2014, Thomas F. Karam informed the Board of Directors (the "Board") of Williams Partners GP LLC (the "General Partner"), the general partner of Williams Partners L.P. (the "Partnership"), of his decision to resign from the Board, effective January 17, 2014. Mr. Karam did not resign due to any disagreement with the General Partner or the Partnership.

Effective January 17, 2014, the General Partner elected Laura A. Sugg to the Board of the General Partner. Ms. Sugg will serve on the Audit Committee of the Board.

There is no arrangement or understanding between Ms. Sugg and any other persons pursuant to which she was selected as a director. There are no relationships between Ms. Sugg and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Sugg will participate in the General Partner's compensation program for non-employee directors. For a description of this compensation program, please read Exhibit 10.2 to the Partnership’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on October 31, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Williams Partners L.P.

January 15, 2014	By:	William H. Gault

Name: William H. Gault
Title: Assistant Corporate Secretary